UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025 (November 12, 2025)

TCW Direct Lending VIII LLC
(Exact name of registrant as specified in its charter)

Delaware	814-01420	86-3307898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, 51st Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 936-2275

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 12, 2025, the board of directors (the “Board”) of TCW Direct Lending VIII LLC (the “Company”) appointed David R. Adler as a Class I director and David Wang as a Class III director of the Company, to serve until their terms expire in 2026 and 2028, respectively, or until their earlier resignation or removal.

In connection with his service as an independent director on the Board, Mr. Adler will receive annual cash compensation consistent with the independent director compensation arrangements described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 15, 2025. The Company will enter into indemnification agreements with Mr. Adler and Mr. Wang on substantially the same terms as its standard form of indemnification agreement entered into with its other directors.

There is no arrangement or understanding between Mr. Adler or Mr. Wang and any other person pursuant to which Mr. Adler or Mr. Wang were elected as directors. In addition, Mr. Adler and Mr. Wang are not a party to any transactions or series of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCW Direct Lending VIII LLC

Date: November 14, 2025	By:	/s/ Andrew Kim
		Name:	Andrew Kim
		Title:	Chief Financial Officer

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